CONSIDERATIONS OF THE BOARD IN CONTINUING THE
INVESTMENT ADVISORY AGREEMENT (THE "AGREEMENT")

The Board approved the Agreement on behalf of each of the Funds (except Munder Small Cap Growth
Fund) at a meeting, which was called for that purpose, on December 2, 2015. The Board also considered information relating to the Funds and the Agreement provided throughout the year and at a meeting on October 21, 2015. In considering whether to approve the Agreement, the Board requested, and the Adviser provided, information that the Board believed to be reasonably necessary to reach its conclusions.
The Board, including the Independent Trustees, evaluated this information along with other information obtained throughout the year and was advised by legal counsel to the Funds and by independent legal counsel to the Independent
Trustees. The Board reviewed numerous factors with respect to each Fund. The Board considered each Fund's investment performance as a significant factor in determining whether the agreements should be continued. In considering whether the compensation paid to the Adviser was fair and reasonable, the Board also evaluated, among other things, the following factors:

     -    The requirements of the Funds for the
          services provided by the Adviser;

     -    The nature, quality and extent of the
          services provided and expected to be
          provided;

     - Fees payable for the services and whether the fee arrangements provided for economies of scale that would benefit Fund shareholders as the Funds grow;

     - Fees paid by other clients of the Adviser for similar services and the differences in the services provided to the other clients;

     - Total expenses of each Fund, taking into consideration any distribution or shareholder servicing fees;

     - The Adviser's commitment to operating the Funds at competitive expense levels;

     - The profitability of the Adviser (as reflected by comparing fees earned against an estimate of the Adviser's costs) with respect to the Adviser's relationship with the Funds;

     - Research and other service benefits received by the Adviser obtained through payment of client commissions for securities transactions;

     - Other benefits received by the Adviser, including revenues paid to affiliates of the Adviser by the Funds for administration services;

     - The capabilities and financial condition of the Adviser;

     -    Current economic and industry trends; and

     - The historical relationship between each Fund and the Adviser.

The Board reviewed each Fund's current management fee, comprised of the advisory fee plus the administrative fee paid to the Adviser, in the context of the Adviser's profitability of each Fund individually. In addition, the Board compared each Fund's total operating expense ratio on a net and gross basis, taking into consideration any distribution or shareholder servicing fees and management fees with comparable mutual funds in a peer group compiled by the Adviser. The Board reviewed the factors and methodology used by the Adviser in the selection of each Fund's peer group in accordance with a process designed by an independent third-party consultant hired by the Board. With respect to the Integrity Mid-Cap Value Fund, Integrity Small-Cap Value Fund, Integrity Small/Mid-Cap Value Fund, Munder Mid-Cap Core Growth Fund, Trivalent International Fund--Core Equity Fund, Trivalent International Small-Cap Fund and INCORE Total Return Bond Fund, the Board also reviewed fees and other information related to the Adviser's management of similarly managed institutional or private accounts, and the differences in the services provided to the other accounts. The Board also reviewed fees and other information related to the Adviser's management of similarly managed institutional or private accounts, and the differences in the services provided to those other accounts. The Trustees also noted that the breakpoints in the advisory fee schedule for some of the Funds evidenced one way in which the Adviser has shown a willingness to share in its economies of scale.



The Board reviewed each Fund's performance over one-, three-, five- and ten-year periods (as applicable) against the performance of the Fund's selected peer group, benchmark index and Morningstar category. The Board recognized that the Fund's performance, the performance of peer funds and the Fund's Morningstar average are provided net of expenses, while the performance of the benchmark index is gross returns. The Board considered the additional resources that the Adviser has committed to enhance portfolio analysis, compliance and trading systems.

The Board reviewed various other specific factors with respect to each Fund, as described below. In their deliberations, the Trustees did not rank the importance of any particular information or factor considered and each Trustee may have attributed different weights to various factors.

         INTEGRITY DISCOVERY FUND

The Board considered that the Integrity Discovery Fund's gross annual management fee of 1.114% was equal to the median gross management fee charged to the funds in the Fund's peer group. The
Board noted that there were no breakpoints in the advisory fee structure. The Board also noted that the Fund's Class A net annual expense ratio, taking into account any shareholder servicing or distribution fees, of 1.59% was less than the median expense ratio for the peer group of 1.63%. The Board considered the Adviser's contractual agreement to waive its fees and reimburse expenses, excluding certain specified costs, if the Fund's Class A, Class C, Class R and Class Y expenses exceeded 1.83%,
2.58%, 2.08% and 1.58%, respectively, through October 31, 2016. The
Board then compared the Fund's Class A performance for the one-, three-, five- and ten-year periods ended July 31, 2015, to that of the peer group, benchmark index and Morningstar category for the same periods and considered the fact that the Fund outperformed the peer group, benchmark index and Morningstar category in each of the periods reviewed, except the ten-year period.

Having concluded, among other things, that: (1) the Integrity
Discovery Fund's management fee was within the range of advisory fees charged to comparable mutual funds; (2) the Fund's total expense ratio was reasonable; (3) the Adviser's willingness to limit the Fund's Class A, Class C, Class R and Class Y expenses through October 31, 2016, would provide stability to the Fund's expenses for those share classes during that period; and (4) the Fund had performed well as compared to its peer group, benchmark index and Morningstar category during all of the periods reviewed except the ten-year period, the Board agreed that the Agreement continued to be in the best interests of the Fund's shareholders.

         INTEGRITY MID-CAP VALUE FUND

The Board considered that the Integrity Mid-Cap Value Fund's gross annual management fee of 0.995% was equal to the median gross management fee charged to the funds in the Fund's peer group. The Board noted that the advisory fee structure contained at least one breakpoint. The Board also noted that the Fund's Class A net annual expense ratio, taking into account any shareholder servicing or distribution fees, of 1.51% was higher than the median expense ratio of 1.31% for the peer group. The Board considered Victory Capital's contractual agreement to waive its fees and reimburse expenses, excluding certain specified costs, if the Fund's Class A, Class R6 and Class Y expenses exceeded 1.50%, 1.21% and 1.25%, respectively, through October 31, 2016. Noting that the Fund began operations in 2011, the Board then compared the Fund's Class A performance for the one- and three-year periods ended July 31, 2015, to that of the peer group, benchmark index and Morningstar category for the same periods and considered the fact that the Fund outperformed the peer group and Morningstar category in the three-year period and equaled the peer group in the one-year period. The Board noted that the net performance of the Fund underperformed the benchmark index in the one- and three-year periods and the Morningstar category in the three-year period.

Having concluded, among other things, that: (1) the Integrity Mid-Cap Value Fund's management fee was within the range of advisory fees charged to comparable mutual funds; (2) the Fund's total expense ratio, though higher than that of the peer group, was reasonable; (3) the Adviser's willingness to limit the Fund's Class A, Class R6 and Class Y expenses through October 31, 2016, would provide stability to the Fund's expenses for those share classes during those periods; and (4) the Fund had performed well as compared to its peer group during the periods reviewed, the Board agreed that the Agreement continued to be in the best interests of the Fund's shareholders.

         INTEGRITY SMALL-CAP VALUE FUND

The Board considered that the Integrity Small-Cap Value Fund's gross annual management fee of 0.955% was higher than the median gross management fee of 0.810% charged to the funds in the Fund's peer group. The Board noted that the advisory fee structure contained at least one breakpoint.
The Board also noted that the Fund's Class A net annual expense ratio, taking into account any shareholder servicing or distribution fees, of 1.51% was higher than the median expense ratio of 1.33% for the peer group. The Board considered the Adviser's contractual agreement to waive its fees and reimburse expenses, excluding certain specified costs, if the Fund's Class A, Class C, Class R, Class R6 and Class Y expenses exceeded 1.50%, 2.25%, 1.75%, 1.07% and 1.25%, respectively, through October 31, 2016. The Board then compared the Fund's Class A performance for the one-, three-, five- and ten-year periods ended July 31, 2015, to that of the peer group, benchmark index and Morningstar category for the same periods and considered the fact that the Fund outperformed the peer group, benchmark index and Morningstar category in all periods reviewed.

Having concluded, among other things, that: (1) the Integrity Small-Cap Value Fund's management fee, though higher than that of the peer group, was within the range of advisory fees charged to comparable mutual funds;
(2) the Fund's total expense ratio, though higher than that of the peer group, was reasonable; (3) Victory Capital's willingness to limit the Fund's Class A, Class C, Class R, Class R6 and Class Y expenses through October 31, 2016, would provide stability to the Fund's expenses for those share classes during that period; and (4) the Fund had performed well as compared to its peer group, benchmark index and Morningstar category during all of the periods reviewed, the Board agreed that the Agreement continued to be in the best interests of the Fund's shareholders.

         INTEGRITY SMALL/MID-CAP VALUE FUND

The Board considered that the Integrity Small/Mid-Cap Value Fund's gross annual management fee of 1.119% was higher than the median gross management fee of 0.790% charged to the funds in the Fund's peer group. The Board noted that the advisory fee structure contained at least one breakpoint. The Board also noted that the Fund's Class A net annual expense ratio, taking into account any shareholder servicing or distribution fees, of 1.50% was higher than the median expense ratio of 1.33% for the peer group. The Board considered the Adviser's contractual agreement to waive its fees and reimburse expenses, excluding certain specified costs, if the Fund's Class A, Class R6 and Class Y expenses exceeded 1.50%, 1.21% and 1.25%, respectively, through October 31, 2016, with respect to Class A and Class Y, and October 31, 2018, with respect to Class R6. Noting that the Fund began operations in 2011, the Board then compared the Fund's Class
A performance for the one- and three-year periods ended July 31, 2015, to that of its peer group, benchmark index and Morningstar category for the same periods and considered the fact that the Fund underperformed the peer group, benchmark index and Morningstar category in all periods reviewed. The Board discussed the Fund's performance with management.


Having concluded, among other things, that: (1) the Integrity Small/Mid-Cap Value Fund's management fee, though higher than that of the peer group, was within the range of advisory fees charged to comparable mutual funds; (2) the Fund's total expense ratio, though higher than that of the peer group, was reasonable, taking into consideration the Adviser's waivers and reimbursements;(3) the Adviser's willingness to limit the Fund's Class A, Class R6 and Class Y expenses through October 31, 2016, with respect to Class A and Class Y, and October 31, 2018, with respect to Class R6, would provide stability to the Fund's expenses for those share classes during those periods; and (4) management was addressing the Fund's performance, the Board agreed that the Agreement continued to be in the best interests of the Fund's shareholders.

         MUNDER MULTI-CAP FUND

The Board considered that the Munder Multi-Cap Fund's gross annual management fee of 0.851% was higher than the median gross management fee of 0.819% charged to the funds in the Fund's peer group. The Board noted that the advisory fee structure contained at least one breakpoint. The Board also noted that the Fund's Class
A net annual expense ratio, taking into account any shareholder servicing or distribution fees, of 1.37% was higher than the median expense ratio of 1.26% for the peer group. The Board considered
Victory Capital's contractual agreement to waive its fees and reimburse expenses, excluding certain specified costs, if the Fund's Class A, Class C, Class R and Class Y expenses exceeded
1.63%, 2.38%, 1.88% and 1.38%, respectively, through October 31,
2016. The Board then compared the Fund's Class A performance for the one-, three-, five- and ten-year periods ended July 31, 2015, to that of its peer group, benchmark index and Morningstar category for the same periods and considered the fact that the Fund outperformed or equaled the performance of the peer group and Morningstar category in the one-, three- and ten-year periods and outperformed its benchmark in the one- and ten-year periods. The Board noted that the Fund underperformed the benchmark index in the three-year period, and the peer group, benchmark index and Morningstar category in the five-year period.

Having concluded, among other things, that: (1) the Munder Multi-Cap Fund's management fee, though higher than that of the peer group, was within the rangeof advisory fees charged to comparable mutual funds;
(2) the Fund's total expense ratio, though higher than that of the peer group, was reasonable; (3) the Adviser's willingness to limit the Fund's Class A, Class C, Class R and Class Y expenses through October 31, 2016, would provide stability to the Fund's expenses for those share classes during that period; and (4) the Fund had performed well over both short and longer-term time periods reviewed, the Board agreed that the Agreement continued to be in the best interests of the Fund's shareholders.

         S&P 500 INDEX FUND

The Board considered that the S&P 500 Index Fund's gross annual management fee of 0.303% was higher than the median gross management fee of 0.237% charged to the funds in the Fund's peer group. The Board noted that the advisory fee structure contained at least one breakpoint. The Board also noted that the Fund's Class A net annual expense ratio, taking into account any shareholder servicing or distribution fees, of 0.58% was lower than the median comparable expense ratio of 0.59% for the peer group. The Board considered the Adviser's voluntary agreement to waive its fees and reimburse expenses, excluding certain specified costs, if the Fund's Class
A, Class R and Class Y expenses exceeded 0.73%, 1.08% and 0.58% through October 31, 2016, respectively. The Board then compared the Fund's Class A performance for the one-, three-, five- and ten-year periods ended July 31, 2015 to that of its peer group, benchmark index and Morningstar category for the same periods and considered the fact that the Fund underperformed its peer group in the three-, five- and ten-year periods and equaled the peer group performance in the one-year period; underperformed its benchmark index in each of the periods reviewed and underperformed the Morningstar category only in the ten-year period. The Board recognized the Fund's improved performance and discussed with management the longer-term outlook for the Fund.

Having concluded, among other things, that: (1) the S&P 500 Index Fund's management fee, though higher than that of the peer group, was within the range of advisory fees charged to comparable mutual funds; (2) the Fund's total expense ratio was reasonable; (3) the Adviser's willingness to limit the Fund's Class A, Class R and Class Y expenses through October 31, 2016, would provide stability to the Fund's expenses for those share classes during that period; and
(4) the Fund's performance had improved and that management was addressing the Trustee's concerns about the Fund's performance, the Board agreed that the Agreement continued to be in the best interests of the Fund's shareholders.

         MUNDER MID-CAP CORE GROWTH FUND

The Board considered that the Munder Mid-Cap Core Growth Fund's gross annual management fee of 0.829% was higher than the median gross management fee of 0.733% charged to the funds in the Fund's peer group. The Board noted that the advisory fee structure contained at least one breakpoint. The Board also noted that the Fund's Class
A net annual expense ratio, taking into account any shareholder servicing or distribution fees, of 1.37% was higher than the median expense ratio of 1.23% for the peer group. The Board considered the Adviser's contractual agreement to waive its fees and reimburse expenses, excluding certain specified costs, if the Fund's Class A, Class C, Class R, Class R6 and Class Y expenses exceeded 1.32%, 2.07%, 1.57%, 0.89% and 1.07%, respectively, through October 31, 2016. The Board then compared the Fund's Class A performance for the one-, three-, five- and ten-year periods ended July 31, 2015, to that of its peer group, benchmark index and Morningstar category for the same periods and considered the fact that the Fund outperformed the peer group and Morningstar category in the five-year period and outperformed the benchmark index in the one-year period. The Board discussed with management the Fund's performance.

Having concluded, among other things, that: (1) the Munder Mid-Cap
Core Growth Fund's management fee, though higher than that of the peer group, was within the range of advisory fees charged to comparable mutual funds; (2) the Fund's total expense ratio, though higher than that of the peer group, was reasonable; (3) the Adviser's willingness to limit the Fund's Class A, Class C, Class R, Class R6 and Class Y expenses through October 31, 2016, would provide stability to the Fund's expenses for those share classes during that period; and (4) management was addressing the Fund's performance, the Board agreed that the Agreement continued to be in the best interests of the Fund's shareholders.

         MUNDER SMALL CAP GROWTH FUND

The Board most recently approved the advisory agreement for the Munder Small Cap Growth Fund on February 18, 2015. A discussion of the Board's considerations in approving that agreement is included in the June 30, 2015 Annual Report for Victory Portfolios.

         TRIVALENT EMERGING MARKETS SMALL-CAP FUND

The Board considered that the Trivalent Emerging Markets Small-Cap Fund's gross annual management fee of 1.795% was higher than the median gross management fee of 1.331% charged to the funds in the Fund's peer group. The Board noted that there were no breakpoints in the advisory fee structure. The Board also noted that the Fund's Class
A net annual expense ratio, taking into account any shareholder servicing or distribution fees, of 1.83% was slightly higher than the median expense ratio of 1.82% for the peer group. The Board considered the Adviser's contractual agreement to waive its fees and reimburse expenses, excluding certain specified costs, if the Fund's Class A and Class Y expenses exceeded 1.73% and 1.48%, respectively, through October 31, 2016. Noting that the Fund began operations in 2013, the Board then compared the Fund's Class A performance for the one-year period ended July 31, 2015, to that of the peer group, benchmark index and Morningstar category for the same period and considered the fact that the Fund outperformed each for the period.

Having concluded, among other things, that: (1) the Trivalent Emerging Markets Small-Cap Fund's management fee, though higher than that of the peer group, was within the range of advisory fees charged to comparable mutual funds; (2) the Fund's total expense ratio was reasonable; (3) the Adviser's willingness to limit the Fund's Class
A and Class Y expenses through October 31, 2016, would provide stability to the Fund's expenses for those share classes during that period; and (4) the Fund had performed well as compared to its peer group, benchmark index and Morningstar category during its period of operations; the Board agreed that the Agreement continued to be in the best interests of the Fund's shareholders.

         TRIVALENT INTERNATIONAL FUND--CORE EQUITY

The Board considered that the Victory Trivalent International Fund--Core Equity's gross annual management fee of 0.952% was higher than the median gross management fee of 0.900% charged to the funds in the Fund's peer group. The Board noted that the advisory fee structure contained at least one breakpoint. The
Board also noted that the Fund's Class A net annual expense ratio, taking into account any shareholder servicing or distribution fees, of 1.49% was higher than the median expense ratio of 1.42% for the peer group. The Board considered the Adviser's contractual agreement to waive its fees and reimburse expenses, excluding certain specified costs, if the Fund's Class A, Class C, Class I, Class R6 and Class Y expenses exceeded 1.47%, 2.22%, 0.96%, 0.96% and 1.22%, respectively, with respect to Class A, Class C, Class I and Class Y through
October 31, 2016, and with respect to Class R6 through October 31, 2018. The Board then compared the Fund's Class A performance for the one-, three- and five-year periods ended July 31, 2015, to that of the peer group, benchmark index and Morningstar category for the same period and considered the fact that the Fund outperformed or matched the performance of its peer group, benchmark index and Morningstar category for the three-year period and five-year period. The Board noted that the Fund also outperformed the benchmark index for the one-year period.

Having concluded, among other things, that: (1) the Trivalent International Fund--Core Equity's management fee, though higher than that of the peer group, was within the range of advisory fees charged to comparable mutual funds; (2) the Fund's total expense ratio, though higher than that of the peer group, was reasonable; (3) the Adviser's willingness to limit the Fund's Class A, Class C, Class I and Class Y expenses through October 31, 2016, and with respect to Class R6 expenses through October 31, 2018, would provide stability to the Fund's expenses for those share classes during those periods; and (4) the Fund had performed well as compared to its peer group, benchmark index and Morningstar category over the longer time periods, the Board agreed that the Agreement continued to be in the best interests of the Fund's shareholders.

         TRIVALENT INTERNATIONAL SMALL-CAP FUND

The Board considered that the Trivalent International Small-Cap Fund's gross annual management fee of 1.051% was higher than the median gross management fee of 0.991% charged to the funds in the Fund's peer group and that the Fund's Class A net annual expense ratio, taking into account any shareholder servicing or distribution fees, of 1.36% was equal to the median comparable expense ratio for the peer group. The Board noted that the advisory fee structure contained at least one breakpoint. The Board considered the Adviser's contractual agreement to waive its fees and reimburse expenses, excluding certain specified costs, if the Fund's Class A, Class C, Class I, Class R6 and Class Y expenses exceeded 1.35%, 2.10%, 0.95%, 1.10% and 1.10%, respectively, through October 31, 2016. The Board then compared the Fund's Class A performance for the one-, three- and five-year periods ended July 31, 2015, to the peer group, benchmark index, and Morningstar category for the same periods and considered the fact that the Fund outperformed the peer group for all periods reviewed.

Having concluded, among other things, that: (1) the Victory Trivalent International Small-Cap Fund's management fee, though higher than that of the peer group, was within the range of advisory fees charged to comparable mutual funds; (2) the Fund's total expense ratio was reasonable; (3) the Adviser's willingness to limit the Fund's Class A, Class C, Class I, Class R6 and Class Y expenses through October 31,
2016, would provide stability to the Fund's expenses for those share classes during that period; and (4) the Fund had performed well as compared to its peer group, benchmark index and Morningstar category over the short and long-term time periods, the Board agreed that the Agreement continued to be in the best interests of the Fund's shareholders.

         INCORE TOTAL RETURN BOND FUND

The Board considered that the INCORE Total Return Bond Fund's gross annual management fee of 0.523% was higher than the median gross management fee of 0.512% charged to the funds in the Fund's peer group. The Board noted that there were no breakpoints in the advisory fee structure. The Board also noted that the Fund's Class A net annual expense ratio, taking into account any shareholder servicing or distribution fees, of 0.89% was equal to the median annual expense ratio for the peer group. The Board considered the Adviser's contractual agreement to waive its fees and reimburse expenses, excluding certain specified costs, if the Fund's Class A, Class C, Class R6 and Class Y expenses exceeded 0.85%, 1.60%, 0.58% and 0.60%, respectively, through October 31, 2016, with respect to Class A, Class C and Class Y, and October 31, 2018, with respect to Class R6.
The Board noted that for the fiscal year through July 31, 2015, the Adviser waived fees or reimbursed expenses under the agreement. The
Board then compared the Fund's Class A performance for the one-, three-, five- and ten-year periods ended July 31, 2015, to that of the Fund's peer group, benchmark index and Morningstar category for the same periods and considered the fact that the Fund outperformed the peer group, benchmark index and Morningstar category in the three- and five-year periods. The Board noted that the Fund also had outperformed its Morningstar category in the ten-year period.

Having concluded, among other things, that: (1) the INCORE Total Return Bond Fund's management fee, though higher than that of the peer group, was within the range of advisory fees charged to comparable mutual funds;
(2) the Fund's total expense ratio was reasonable; (3) the Adviser's willingness to limit the Fund's Class A, Class C, and Class Y expenses through October 31, 2016, and the Fund's Class R6 expenses through October 31, 2018, would provide stability to the Fund's expenses for those share classes during those periods; and (4) the Fund had performed well as compared to its peer group and benchmark index over the longer time periods reviewed, the Board agreed that the Agreement continued to be in the best interests of this Fund's shareholders.

CONCLUSION

Based on its review of the information requested and provided, and following extended discussions concerning the same, the Board determined that the Agreement, on behalf of the Funds discussed above, was consistent with the best interests of each Fund and its shareholders, and the Board unanimously approved the Agreement, on behalf of each Fund, for an additional annual period on the basis of the foregoing review and discussions and the following considerations, among others:

     - The fairness and reasonableness of the investment advisory fee payable to the Adviser under the Agreement in light of the investment advisory services provided, the costs of these services, the profitability of the Adviser's relationship with the Fund and the comparability of the fee paid to the fees paid by other investment companies;

     - The nature, quality and extent of the investment advisory services provided by the Adviser which, over the years, have resulted in the Funds achieving their stated investment objectives;

     - The Adviser's entrepreneurial commitment to the management of the Funds and the creation of a broad-based family of funds, which could entail a substantial commitment of the Adviser's resources to the successful operation of the Funds;

     - The Adviser's representations regarding its staffing and capabilities to manage the Funds, including the retention of personnel with relevant portfolio management experience;

     - The Adviser's efforts to enhance investment results by, among other things, developing quality portfolio management teams, committing substantial resources and implementing a risk management program aimed at measuring, managing and monitoring portfolio risk, and to reduce expenses across the complex; and

     - The overall high quality of the personnel, operations, financial condition, investment management capabilities, methodologies and performance of the Adviser.

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